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                                   LAW OFFICES
                 BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ
                           A PROFESSIONAL CORPORATION

                            FIRST TENNESSEE BUILDING

                               165 MADISON AVENUE

                                   SUITE 2000

                            MEMPHIS, TENNESSEE 38103
                                     -------
                                 (901) 526-2000
                                     -------
                                    FACSIMILE
                                 (901) 577-2303




                                 March 12, 2004


Board of Directors
Direct General Corporation
1281 Murfreesboro Road, 5-01
Nashville, TN 37217

Dear Members of the Board of Directors:

         We have acted as counsel to Direct General Corporation, a Tennessee corporation (the "Registrant"), in connection with a Registration Statement on Form S-1 (File No. 333-113289) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering (the "Offering") of (i) 2,784,584 shares of the Registrant's common stock, no par value per share (the "Common Stock") being offered by certain selling shareholders (the "Selling Shareholders") and (ii) up to an additional 417,688 shares of Common Stock being offered by the Registrant subject to an over-allotment option granted to the underwriters in this Offering. All such 3,202,272 shares of Common Stock are referred to herein as the "Shares". This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

         In connection with this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such documents and records of the Registrant, certificates and representations of officers of the Registrant, and other documents and records as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on such documents and records, the legal capacity of all natural persons whose signatures appear on such documents and records, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have not independently verified any factual matters relating to this opinion. We have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

          Based on the foregoing, subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to be


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Board of Directors
March 12, 2004
Page 2

sold by the Selling Shareholders are validly issued, fully paid, and nonassessable, and that the Shares to be sold by the Company (if the underwriters exercise the over-allotment option), when issued against payment therefor pursuant to the Underwriting Agreement (a form of which is filed as Exhibit 1 to the Registration Statement), will be validly issued, fully paid and nonassessable.

         This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. Our opinions are limited in all respects to the substantive laws of the State of Tennessee, and accordingly, we express no opinion as to the laws of any other state or jurisdiction.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                        Very truly yours,

                         /s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

                        BAKER, DONELSON, BEARMAN,
                        CALDWELL & BERKOWITZ, PC